SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported) June 2, 2010

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, the Registrant issued a press release announcing that the Board of Directors of the Registrant appointed Roger P. Wagner to the Board of Directors to fill a vacancy on the Board created by the resignation of Jeffrey P. Jacobs and Stanley R. Gorom III on March 12, 2010.  Mr. Wagner has over forty years of experience in the gaming and hotel management industry and is presently a founding partner of House Advantage, LLC, a gaming consulting group that focuses on assisting gaming companies in improving market share and bottom line profits.  Most recently, Mr. Wagner served as Chief Operating Officer for Binion Enterprises from 2007 through 2009, assisting legendary Jack Binions in identifying gaming opportunities, and served as Chief Operating Officer of Resorts International Holdings from 2005 to 2007.  Mr. Wagner served as President of Horseshoe Gaming Holding Corp. from 2001 until its sale in 2004 and as its Senior Vice President and Chief Operating Officer from 1998 to 2001.  Prior to joining Horseshoe, Mr. Wagner served as President of the Development Company for Trump Hotels & Casino Resorts from 1996 to 1998, President and Chief Operating Officer of Trump Castle Casino Resort from 1991 to 1996 and President and Chief Operating Officer of Claridge Casino Hotel from 1983 to 1991.  Prior to his employment by Claridge Casino Hotel, he was employed in various capacities by the Edgewater Hotel Casino, Sands Hotel Casino, MGM Grand Casino - Reno, Frontier Hotel Casino and Dunes Hotel Casino.  Mr. Wagner graduated from the University of Nevada Las Vegas in 1969.

Mr. Wagner will serve as Chairman of the Board’s Compensation Committee and a member of the Board’s Finance and Nominating Committees.

The Board selected Mr. Wagner to serve as a director due to his particular knowledge and experience gained in over forty years in the gaming and hospitality industry.  Mr. Wagner has vast experience in all aspects of managing gaming and hospitality companies, including sales, marketing, development, finance and human resources.  The depth of Mr. Wagner’s experience as an executive of  multiple gaming companies, managing multiple gaming properties and acting as a consultant to gaming companies strengthens the Board’s collective knowledge and capabilities.

Item 9.01.         Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ DAVID R. HUGHES
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date:	June 2, 2010